EXHIBIT 10.28

                    RESELLER AGREEMENT

        THIS AGREEMENT is made this [21] day of October, 1996 by and between GTE Mobilnet Service Corp. and the GTE entities set forth on Schedule 1 attached hereto (herein referred to as "GTE") and Ameritel, Inc. (herein referred to as "Reseller").

        WHEREAS, GTE and/or its Affiliates has the ability to provide access to cellular telephone service within the Territories as hereinafter defined and has the ability to provide cellular telephone service through contractual roaming arrangements with other cellular carriers; and

        WHEREAS, Reseller desires to purchase and then sell cellular telephone service through the use of GTE's cellular system within the Territories, subject to the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

                         ARTICLE I
                         DEFINITIONS

        The following terms when used herein shall have the meanings set forth below, and wherever from the context it appears appropriate, each defined term stated in either the singular or plural shall include the singular and plural:

        1.1. "Affiliate" shall mean any person, subsidiary association, co-partnership, corporation or joint stock company or trust or other entity (hereinafter "person") that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person.

        1.2. "CTS" shall mean the cellular telephone service provided by GTE to Reseller, including both the GTE CTS and Roaming.

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        1.3.  "Customer" shall mean a Person acquiring CTS from GTE,
Reseller or any other reseller of GTE CTS.

        1.4. "Default" shall mean and include any of the following under this Agreement:

                (i) with respect to either party, the material breach, nonperformance, noncompliance or other default by the party obligated to perform or comply with any material provision, condition or covenant in this Agreement;

                (ii) with respect to either party, any assignment for the benefit of creditors or the filing of a voluntary or involuntary bankruptcy petition under the United States Code or any similar state statutes or insolvency laws or if a trustee, receiver or other administrator is appointed to operate or administer Reseller's business;

                (iii) with respect to Reseller, the violation, breach or other conflict of, or with, any FCC rule or regulation in connection with the resale of the CTS that may or will adversely affect GTE;

                (iv) with respect to Reseller, the violation, breach or other conflict of or with any other judicial, regulatory, state, federal or local law, rule, regulation, decree, order or other requirement in connection with the resale of the CTS, the violation of which materially adversely affects the reputation or operation of GTE or any of its Affiliates;

                (v) with respect to Reseller, any Unauthorized Usage by Reseller (its agents, Affiliates or representatives) in connection with the resale of the CTS;

                (vi) with respect to Reseller, any unauthorized assignment of this Agreement; or

                (vii) with respect to Reseller, Reseller fails to make any payment due hereunder.

        1.5. "End User" shall mean the Person who purchases CTS from Reseller.


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        1.6.  "ESN" shall mean the electronic serial number assigned to each cellular telephone.

        1.7. "Facilities" shall include, but not be limited to, the telecommunications switching equipment, cell site transceiver equipment and other equipment maintained, expanded, modified or replaced by GTE or the Roaming Carriers, to render CTS to Reseller and Customers in the Territories.

        1.8.  "FCC" shall mean the Federal Communications
Commission.

        1.9. "Unauthorized Usage" with respect to the use of CTS shall include, but not be limited to, the following:

                (i) accessing, altering or interfering (or attempting or assisting another to access, alter or interfere) with the communications equipment and/or information of any Customer by rearranging, tampering or making any unauthorized connection with any cellular telephone equipment or Facilities, or using any scheme, false representation or false credit devices, or by or through any other fraudulent means or devices whatsoever, whether within or outside of the Territories (including, without limitation, the alteration, modification or other change to cellular telephone equipment which would be viewed by the Facilities as the provision of CTS to two cellular telephones through one Number);

                (ii) using the CTS in such a manner so as to interfere unreasonably with the use of CTS by one or more Customers;

                (iii) using the CTS to convey information deemed to be, in GTE's sole discretion, obscene, salacious, or prurient, or to convey information of a nature or in such a manner that renders such conveyance unlawful or to convey information deemed to be foul or profane, or to impersonate another person with fraudulent or malicious intent, or to call another person so frequently or at such times of day or in such manner as to annoy, abuse, threaten, or harass such other person, or for any purpose in violation of the law, or in such manner as to interfere unreasonably with the use of the CTS by any other Customer.

                (iv) any unauthorized, wrongful or misappropriated use of CTS on a number assigned to Reseller, whether such Number is currently active and whether such use is by the Reseller or one of its End Users.

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        1.10.  "GTE CTS" shall mean the CTS provided by GTE in the
Territories set forth in Schedule 1, excluding Roaming, as that term is defined in Section 1.15.

        1.11. "MSA" shall mean the Metropolitan Statistical Area as defined by the FCC.

        1.12. "Number" shall mean the ten (10) digit telephone number ("NPA/NXX") assigned to a telephone unit used to provide access to the CTS.

        1.13. "Other Services" shall mean services other than CTS as set forth in Schedule 2.

        1.14. "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

        1.15. "Roaming" shall mean the CTS provided to a Customer in MSAs or RSAs outside of the Territory in which the Customer's
Number is registered, for which GTE or its Affiliates have executed agreements for the provision of roaming.

        1.16. "Roaming Carriers" shall mean Persons with whom GTE or its Affiliates have entered into agreements for the provision of Roaming to Customers.

        1.17. "RSA" shall mean the Rural Service Area as defined by the FCC.

        1.18. "Territory" or "Territories" shall mean the geographic area(s) defined in Schedule 1 attached hereto.

                         ARTICLE II
                GENERAL OBLIGATIONS

        2.1. Purchase and Sale. GTE agrees to sell, and Reseller agrees to purchase, CTS within the Territory. The parties acknowledge and agree that Reseller will resell the CTS to End Users in the Territories and in accordance with the terms and conditions of this Agreement. Reseller acknowledges and agrees that Reseller is a non-exclusive purchaser and reseller of CTS in the Territory.

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        2.2.  Nature of the Relationship.  The parties acknowledge and agree that nothing in this Agreement shall be construed or implied to create a relationship of partners, agency, joint venturers, or employer and employee. Neither party hereto shall, in any way, have the authority to bind the other party in any manner whatsoever.

                         ARTICLE III
                         TERM OF AGREEMENT

        Subject to the parties' respective rights of termination in this Agreement, the term of this Agreement shall be for a limited period of one (1) year ( the "Term") commencing on the date this Agreement is fully executed by both parties. Reseller hereby acknowledges and agrees that GTE is in the process of evaluating and possibly adjusting the terms, conditions, and rates for GTE CTS. GTE may change the terms, conditions and rates upon which GTE CTS is provided with ninety (90) days prior written notice to Reseller. Reseller acknowledges and agrees that it has no expectation or right to renew the express terms of this Agreement at the end of the Term; provided, however, that GTE, in accordance with any regulatory or other legal requirements, shall allow Reseller to continue to resell the CTS based on terms, conditions and rates negotiated in any new agreement at the end of the Term.

                         ARTICLE IV
                REPRESENTATIONS BY RESELLER

        4.1. Reseller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Reseller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or the nature of its assets requires it to be so qualified.

        4.2. Reseller has read and understands all terms and conditions set forth in this Agreement and understands that the regulated nature of the telecommunications industry necessitates strict adherence to said terms and conditions.

        4.3. Reseller certifies that all the information provided by Reseller in connection with this Agreement is true and correct in all material respects.

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                         ARTICLE V
                OBLIGATIONS OF THE RESELLER

        5.1. Reseller Services. Subject to the terms and conditions set forth herein, Reseller agrees to resell the CTS only in the Territories covered by this Agreement. Reseller acknowledges and agrees that this is a nonexclusive relationship and GTE shall have other Resellers, agents, and other representatives that sell the CTS and GTE shall directly compete with Reseller. Reseller shall be solely responsible for all risks, expenses and liabilities incurred in connection with the sale of CTS or any other acts required of or taken by Reseller pursuant to this Agreement. Further, Reseller shall be obligated to provide to its End Users all customer service and any other support services in connection with its provision of CTS.

        5.2. Unauthorized Usage. Reseller shall not assist or participate in any Unauthorized Usage in connection with the sale of the CTS. Reseller shall be solely responsible for all risks, expenses and liabilities incurred through the Unauthorized Usage of Reseller, its End Users, or any other Person utilizing Numbers assigned to Reseller. GTE reserves the right to modify this Agreement to reflect modifications to GTE's reseller practices and procedures which introduce or implement fraud reduction activities, but is under no obligation to introduce or implement any such fraud reduction activities.

        5.3. Reseller's Conduct of Business. Reseller shall act in all respects on its own account and shall be solely responsible for all aspects of its business including, but not limited to, any credit verification, deposits, billing, collection, consolidation, rebilling, customer billing complaints, customer services, toll calls and bad debts.

        5.4. Equipment Compatibility. Reseller is responsible for insuring that any equipment utilized by itself or its End Users in connection with the CTS and each End User's use thereof shall at all times meet industry standards for compatibility, FCC requirements and any other the technical requirements necessary to maintain compatibility with the CTS. Under no circumstances shall GTE be responsible for or obligated to make any changes to its equipment, operations or Facilities to accommodate Reseller.

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        5.5.  Reseller Personnel.  Personnel employed or contracted by Reseller to perform services for Reseller are not employees of GTE and Reseller assumes full responsibility for their acts.
daily direction and control. Reseller shall provide adequate staff to receive, investigate and verify any complaints from its End Users relating to the use of the CTS, and will report any trouble with the CTS to GTE only upon reasonable verification that any difficulties are not caused by elements or conditions within the control of Reseller. GTE will reasonably cooperate with Reseller and Reseller's personnel to resolve problems with the GTE CTS which are reported to GTE as provided herein. All personnel of Reseller shall be at the sole expense of Reseller and Reseller shall be solely responsible for any and all employment benefits and withholding issues including, but not limited to, worker's compensation, disability benefits, unemployment insurance or withholding income taxes and social security for said personnel.

        5.6. Authority and Representations. Reseller is not authorized to act as an agent for, or legal representative of GTE, and does not have authority to assume or create any obligation on behalf of, in the name of, or that shall be binding upon GTE. With respect to this Agreement, Reseller shall not represent itself as anything other than a reseller of GTE as provided for herein and all sales by Reseller shall be in its own name and for its own account. No provision of this Agreement shall be construed as vesting in Reseller any control whatsoever in any Facilities or operations of GTE or its Affiliates or any other cellular carrier. Reseller shall not represent itself as a federal or state certified licensee for operation of CTS in the Territories.

        5.7. Standards of Conduct. Reseller shall be governed in all dealings with the members of the public by the highest standards of honesty, integrity and fair dealings.

        5.8. Service Standards. Within thirty (30) days of the end of each calendar quarter, Reseller shall prepare and submit to GTE a quarterly report containing Reseller's six-month good faith, non-binding forecast of anticipated new End Users by market so that GTE can evaluate its capacity requirements and ability to provide the CTS. GTE, however, has no liability for its capacity limitations. At Reseller's option, Reseller may also submit a summary of CTS related problems and complaints and the disposition or status thereof, and any other information that Reseller believes will assist GTE to enhance its CTS in the
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Territories.  Information disclosed by Reseller pursuant to this
Section 5.8 shall be Confidential Information as defined in
Section 11.5.

        5.9. Interference. The parties understand that on occasion Reseller or one or more End Users may interfere, permit or cause interference with the Facilities or the use of a Number assigned to such End User may be causing interference in such a way as to impair the quality of CTS provided by GTE to the Customers; accordingly, upon discovery of any such abuse by an End User or from a Number by either of the parties hereto, the party having such knowledge shall promptly notify the other party, and Reseller shall immediately order the End User to cease from engaging in such act(s) of interference. GTE shall have the right to discontinue CTS as to that End User or the Number assigned thereto should such acts continue. Reseller shall assist GTE in taking all actions necessary to prevent further interference.

        5.10. Compliance with Laws. Reseller represents and warrants that it shall comply in all material respects with all local, state and federal laws and any governmental rule, regulation or ordinance including, but not limited to, all FCC regulations and rules. To the extent Reseller fails to comply with this provision and the FCC licenses or cellular operations of GTE or any of its Affiliates are placed at any risk or are adversely affected, Reseller agrees to fully indemnify and reimburse GTE for any and all damages caused by Reseller's violation, breach or wrongful action, subject to the limitation of liability set forth in Section 9.3. GTE may modify this Agreement to comply with any FCC opinion, order, directive, rule or regulation adopted by the FCC related to resale practices.

        5.11. Records of Reseller. Reseller shall create and maintain at its principal office, and preserve for three (3) years from their preparation, or three (3) years from the expiration or termination of this Agreement, whichever is later, full, complete and accurate records of its business conducted pursuant to this Agreement.

        5.12. Insurance. Reseller shall at all times during the term hereof, at Reseller's sole expense, be insured under a comprehensive liability insurance policy against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of Reseller's business. Such insurance coverage shall be maintained under one or more policies of insurance from a recognized insurance company qualified to do business within the Territories, providing in the

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aggregate a minimum liability protection of One Million Dollars
($1,000,000) per occurrence for bodily and personal injury and death, and One Million Dollars ($1,000,000) per occurrence for completed operations. Further, GTE shall be listed as an additional insured on such policy. In addition, Reseller shall require that Reseller and GTE be named as additional insureds on the product liability insurance policies maintained by any and all manufacturers from whom Reseller will obtain product for use by its End Users, which policies shall provide a minimum protection of One Million Dollars ($1,000,000) per occurrence for product liability. Reseller shall furnish GTE with certificate(s) of insurance, including certificates evidencing GTE's status as an additional insured as set forth herein, on or before execution of this Agreement, and upon reasonable demand thereafter as GTE deems necessary.

        5.13. Financial Protections. In order to protect GTE from the consequences of Reseller's failure to perform its obligations under this Agreement, including but not limited to Reseller's obligation to pay GTE in accordance with Section 5.15 of this Agreement, Reseller must, as of the date of execution of this Agreement, provide GTE with either an irrevocable letter of credit or a performance bond, each as more fully described in this Section 5.13. Reseller acknowledges that the provision of this Section 5.13 are reasonably required by GTE to secure the performance of Reseller's obligations under this Agreement and to protect GTE in the event Reseller breaches any such obligation.
The provisions of this Section 5.13 are independent of, and in addition to, such rights and remedies as GTE may have at law or in equity or otherwise for any misrepresentation or breach of this Agreement by Reseller.

                5.13.1. If Reseller elects to use a letter of credit, the letter must be from a bank or other financial institution that is acceptable to GTE and must be in the form attached to this Agreement as Exhibit A. incorporated herein by this reference. If Reseller elects to use a performance bond, it must be from a surety that is acceptable to GTE and must be in the form attached to this Agreement as Exhibit B, incorporated herein by this reference.

                5.13.2. GTE's failure to request that Reseller provide a letter of credit or performance bond as described in this
Section 5.13 shall not operate as a waiver of the requirement that Reseller provide same, and Reseller shall provide same to GTE within fifteen (15) days of GTE notifying Reseller in accordance with Section 11.6 of this Agreement.

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                5.13.3.  The amount of the initial letter of credit or
performance bond will be Fifty Thousand Dollars ($50,000).
Thereafter, GTE shall have the right to request an increase in the amount of the letter of credit or performance bond from Reseller for every block of One Hundred (100) Numbers from GTE or increase in exposure of Ten Thousand Dollars ($10,000) (e.g., 100 Numbers X $100 = $10,000). For any increase, the amount of the letter of credit or the performance bond shall equal the product of One Hundred Dollars ($100.00) and the quantity of Numbers that Reseller orders from GTE and GTE assigns to Reseller. The
Reseller must request and order Numbers in sets as set forth in Section A of Schedule 2, and the number of additional numbers assigned to Reseller in sets no less than Twenty Five (25)
Numbers. In lieu of increasing the amount of the letter of credit or the performance bond, however, GTE may require Reseller to deposit a security deposit with GTE in the amount of One
Hundred Dollars ($100.00) for each additional Number that GTE assigns to Reseller. Reseller must make such deposits within fifteen (15) days of GTE notifying Reseller in accordance with
Section 11.6 of this Agreement. Reseller hereby acknowledges and agrees that GTE shall not be required to maintain any such security deposit in segregated, separate, or acknowledged accounts and that GTE shall have a right of set off against such deposits for any amounts that Reseller owes to GTE and fails to timely pay. Upon the expiration or termination of this Agreement or the relationship between the parties, GTE will have the right to offset against any such security deposits any amounts owed to GTE under this Agreement. GTE shall return any excess amounts to Reseller within sixty (60) days of such expiration or termination. Further, if all amounts owed to GTE by Reseller have been fully paid and Reseller is not otherwise in default under this Agreement, upon termination or expiration of this Agreement GTE will reasonably cooperate with Reseller as necessary to terminate any outstanding letter of credit or performance bond.

        5.14. Customer Service Agreement. Reseller shall, prior to the commencement of marketing the CTS, provide its form of End
User contract, if any, to GTE for its review. GTE's review shall be limited to ascertaining whether the proprietary and legal interests of GTE are adequately protected in such contract and to review the use of any protected GTE Mark. Reseller shall delete price information and may delete proprietary information not relating to GTE's interest from such contract prior to submitting

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it for review.  Reseller agrees that any End User contract will contain language substantially similar to the following:

                "[End User] shall acquire no proprietary interest in numbers assigned by [Reseller] for its use."

                "The liability of [Reseller] and/or any supplier of CTS to [Reseller] for actual proven damages for any cause whatsoever, including but not limited to, any failure of or disruption of CTS provided hereunder, regardless of the form of action, whether in contract or in tort or otherwise, including negligence, shall be limited to an amount equivalent to charges payable by [End User] under this contract for services during the period of any failure or disruption of CTS. In no event shall [Reseller] and/or any supplier of CTS to [Reseller] be liable for lost profits or for any special, consequential, or punitive damages."

        5.15. Payment Obligations. Reseller is solely responsible for the payment of all fees, charges and other amounts as set forth in this Agreement (including, but not limited to, all CTS access, usage, toll calls, directory listings, custom calling charges, network service, cellular network usage, Roaming service charges, 900 calls and directory. assistance) with respect to any CTS during the Term hereof, including any charges incurred or losses sustained due to Unauthorized Usage in accordance with Sections l.9 and 6.4. In connection with the rates for CTS, Reseller has selected the rates set forth on Schedule 2 for the Term of this Agreement.

        5.16. Minimum Volume in Each Territory. Reseller acknowledges and agrees that it shall be charged the Low Monthly Volume Fee as set forth in Schedule 2 if Reseller does not meet and maintain the minimum volumes each month in each Territory as set forth in such Schedule.

                         ARTICLE VI
                OBLIGATIONS OF GTE

        6.1. Reseller Services. Subject to the terms, limitations and conditions set forth herein, GTE shall provide CTS to Reseller in the Territories. If GTE divests its interest in any of the Territories or loses its FCC license to provide such CTS, GTE shall provide Reseller notice of such divestiture or loss and GTE's obligations hereunder shall cease with respect to each affected Territory. GTE further agrees to provide to Reseller
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the Other Services provided for in this Agreement in conjunction with the CTS. GTE acknowledges and agrees that this is not an exclusive Agreement and Reseller may resell cellular telephone service from other carriers whether within or outside of the Territories. Nothing in this Agreement shall prevent GTE from terminating, adjusting, modifying or grandfathering any and all of its rate plans for GTE CTS; provided, however, that GTE will permit Reseller to resell such rates for the ninety (90) day period provided for in Article III.

        6.2. Access to Numbers: Activations. Subject to the provisions of this Agreement and any legal or other limitations, on obtaining Numbers, GTE will assign Numbers to Reseller for use with Reseller s sale of CTS hereunder. The charges and fees associated with this provision are set forth on Schedule 2 of this Agreement. Reseller must purchase an initial block of fifty
(50) numbers from GTE (the "Initial Block"). Subsequent to the Initial Block, Reseller may order successive blocks of Numbers in a minimum amount of twenty five (25) Numbers per block and a maximum amount of One Hundred (100) Numbers in the aggregate by market for each order; provided, however, that Reseller may only order new blocks of Numbers if Reseller has already assigned or used a sufficient amount of its existing Numbers as reasonably determined by GTE. Each and every order for Numbers must be provided by written notice to GTE, and GTE will fulfill such order in a reasonably expedient manner consistent with its current practices; provided, however, that GTE's obligation to provide Numbers is subject to the availability of Numbers and the capacity of the Facilities and GTE has no obligation to construct additional Facilities or otherwise provide additional capacity. Based on these limitations, GTE shall honor orders from all Resellers in the order in which orders for additional Numbers are received. Reseller acknowledges and agrees that each Number represents a unit of access to the Facilities in a designated Territory and that neither Reseller nor any End User shall acquire any proprietary interest in any specific Number assigned for their use. Thus, the parties understand and agree that Reseller does not own the Numbers and that GTE reserves the right, upon reasonable notice to Reseller, to assign, designate, or change such Number in its reasonable discretion, or as required by the applicable numbering authority or other authority, agency, or entity with jurisdiction over such Numbering assignments. GTE will, within two (2) weeks of execution of this Agreement, notify Reseller regarding the activation procedures for each of the Territories set forth in Schedule l hereto, and will, within one (l) week after Reseller's notice that it desires to enter any additional Territory(ies),
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provide Reseller with the activation procedure(s) for such
Territory(ies).

        6.3. Roaming Service. Reseller hereby acknowledges and agrees that GTE is not responsible for the billing practices, service charges or ultimate availability of Roaming from Roaming Carriers and GTE is not obligated to provide CTS in areas where GTE does not have CTS, has not entered into a roaming agreement, or loses its roaming agreement. GTE agrees, however, to make Roaming available to Reseller in any MSAs or RSAs in which GTE has a roaming agreement on the terms and conditions contained in such agreement. On receipt of Reseller's initial order for Numbers pursuant to Section 6.2, GTE shall provide Reseller with a schedule of those Roaming Carriers with which it has entered into roaming agreements within the markets in which Reseller has ordered Numbers, including the fees charged to GTE for such Roaming Services thereunder. Reseller will be obligated to pay GTE the amounts charged to and paid by GTE to the Roaming Carriers for Roaming charges incurred by Reseller, its End User or any other Persons, including charges for Unauthorized Usage, in that Territory for the use of Roaming.

        6.4. Fraud Detection. Theft or Loss. GTE uses techniques to detect Unauthorized Usage that may be occurring with a Number, which techniques may include checking for call overlap, unusual toll access, excessive call frequency as well as other deviations from the normal usage of the End User assigned to the Number. Although this procedure is effective in detecting certain kinds of Unauthorized Usage, it is not foolproof. Screening and educating End Users prior to the initiation of CTS and reviewing their usage are also important. To the extent permitted by its Facilities, GTE shall use its standard procedure to attempt to detect Unauthorized Usage in connection with the Numbers;
provided, however, that GTE shall not be responsible for screening or educating End Users prior to the initiation of CTS, for reviewing their usage, or for otherwise undertaking efforts to detect Unauthorized Usage. If through the use of its aforementioned standard review procedures, GTE detects any possible Unauthorized Usage in connection with a Number, GTE shall notify Reseller within six (6) business hours of such detection. Reseller shall be solely responsible for notifying its End User of the reason for such disconnection and for obtaining a new Number for said End User, if appropriate.
Further, Reseller shall be solely liable and shall defend, indemnify and hold harmless GTE from any and all claims, losses, actions or other expenses (including reasonable attorneys' fees) caused by or resulting from GTE's disconnection of any Number.
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Reseller acknowledges and agrees that, notwithstanding GTE's agreement to attempt to detect Unauthorized Usage and to disconnect any Numbers suspected of Unauthorized Usage, Reseller is responsible (in accordance with Section 5.15 of this Agreement) for all fees, charges, and other amounts with respect to the CTS provided during the Term of this Agreement.

                6.4.1. If Reseller detects Unauthorized Usage in connection with a Number, or is informed that the cellular telephone to which a Number is assigned has been lost or stolen, then Reseller shall notify GTE in writing, sent to GTE by facsimile transmission to the facsimile number provided by GTE for such purposes, followed by overnight courier to the address set forth in Section 11.6 of this Agreement, and within six (6) business hours thereafter, GTE shall disconnect the CTS for such Number. Reseller's liability for all fees, charges and other amounts chargeable to such Number shall terminate six (6) business hours after Reseller's notice to GTE, as evidenced by the time stamped upon the facsimile copy, or when GTE disconnects the Number, whichever occurs first. Reseller shall be responsible for notifying the affected End User and, if appropriate, arranging for a new Number. If an End User's cellular telephone is lost, stolen, or otherwise absent from the End User's possession, Reseller shall, nevertheless, be responsible (in accordance with Section 5.15 of this Agreement) for all fees, charges, and other amounts with respect to the CTS provided to the Number assigned to such cellular telephone.

                6.4.2. Reseller acknowledges and agrees that GTE shall provide no services relating to Unauthorized Usage on weekends or holidays and all notice periods referred to in this Section 6.4 shall not include weekends or holidays.

        6.5. Single Point of Contact. With respect to the notices and actions detailed in Section 6.4, GTE and Reseller shall provide in writing respective single points of contact (the
"Contact(s)"), and the facsimile numbers therefor, to expedite these functions. Such Contacts may be changed at any time with prior written notice to the other party.

        6.6.  Coverage Areas.  GTE shall provide Reseller, at
Reseller's request, with information on the boundaries of coverage for each Territory.

        6.7. Other Services/Call Restriction Services. In accordance with the terms and conditions set forth herein and the prices set forth in Schedule 2, GTE shall make available to Reseller for the use of Reseller's End Users, the Other Services set forth in Schedule 2 to the extent available in each of the Territories. GTE shall assign call restriction services to a particular Number at the request of Reseller for the rates set forth on Schedule 2.

        6.8. Disconnect. Reseller has the right to request GTE to disconnect any Number assigned to an End User. Upon the request by Reseller to disconnect a Number, GTE shall, as soon as practicable, but not later than six (6) business hours after GTE's receipt of the disconnect notice, disconnect such Number. Reseller's liability for all fees, charges and other amounts chargeable to such Number shall terminate six (6) business hours after Reseller's notice to GTE, as evidenced by the time stamped upon the facsimile copy, or when GTE disconnects the Number, whichever occurs first.

        6.9. GTE Proprietary and Patented Equipment. The CTS and Other Services provided by GTE pursuant to this Agreement shall in no event be deemed to include equipment which is proprietary to, or patented by, GTE or any of its Affiliates, including without limitation, equipment which is marketed in connection with the "TeleGo" program.

                ARTICLE VII
        CTS RATES, CHARGES, FEES AND OTHER AMOUNTS

        7.1. Schedule of CTS Rates, Charges, Fees and Other Amounts. In consideration for the CTS and Other Services to be provided hereunder and subject to GTE's right to modify or change its CTS rates, Reseller shall be obligated to pay GTE the rates for CTS and the charges and fees for Other Services set forth in
Schedule 2 of this Agreement.

        7.2. Calculation for GTE CTS. Subject to GTE's right to amend, modify, change or otherwise update the method(s) by which it calculates usage and charges for GTE CTS by providing thirty
(30) days notice to Reseller, GTE shall charge Reseller for the GTE CTS in accordance with the following practices. When Reseller or its End User initiates a call, the charges for GTE CTS shall commence upon the channel seizure and end upon disconnection by the End User or Reseller; when the Reseller or its End User is receiving a call, the charges commence at the time the cellular switch seeks the Reseller or End User and ends upon disconnection of the call by the Reseller or End User. The charges for cellular service are based on per minute usage and any usage is rounded up to the next minute when fractional minutes are used by the Reseller or End User. The per minute rate charged in each Territory is set forth in Schedule 2 hereof. Sections 5.15 and 6.3 of this Agreement govern the charges for Roaming.

        7.3. Tariffs, Taxes or Other Governmental Charges. Except for taxes for which Reseller has provided GTE a reseller exemption certificate in a form acceptable to the appropriate taxing authority, GTE may add to any charges, fees or rates hereunder an amount equal to any duty, levy, tax or withholding, including but not limited to, sales, property, ad valorem and use taxes, or any tax in lieu therefore or in addition thereto, imposed by any local, state or federal government or governmental agency with respect to the sale of the CTS under this Agreement. Such items may include, but are not limited to, items flowed through to other GTE Customers in the ordinary course of business (e.g., 911 surcharges).

        7.4. Billing Services. GTE shall provide Reseller with a magnetic billing tape (the "Billing Tape") of Reseller's CTS usage in a format used by GTE. In the event that GTE changes its billing tape format, GTE shall provide Reseller thirty (30) days' advance written notice thereof and shall provide a test tape thereof. Within thirty (30) days of the end of each billing cycle (a normal billing cycle is estimated to be thirty (30) days) GTE will provide Reseller with the Billing Tape and a summary invoice (the "Invoice") of charges, fees, deposits or other amounts owed to GTE hereunder. GTE shall not be liable for any inaccuracies in the Roaming charges to Reseller or other inaccuracies over which GTE has no control. GTE shall reasonably cooperate, at Reseller's expense, with Reseller's legitimate efforts to correct any such inaccuracies which may occur in Reseller's Roaming charges. Reseller expressly acknowledges that some charges incurred in a billing cycle may not appear on the Billing Tape or Invoice for such billing cycle and that such charges will appear on subsequent Billing Tapes or Invoices. Reseller is responsible for payment of any and all charges that are delayed or appear on subsequent Billing Tapes or Invoices.
If any Invoice or Billing Tape is not received by Reseller within

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
five (5) days after the customary transmittal date established by previous transmittal dates, Reseller shall notify GTE immediately by facsimile or similar means of written communication. Payment for any amounts due contained in an Invoice and/or Billing Tape or otherwise owed to GTE hereunder shall be due in United States Dollars within thirty (30) days after the later of the date of transmittal of such Invoice or the date of transmittal of such Billing Tape. Reseller shall notify GTE of any defects in the Billing Tape within fifteen (15) days of receipt. GTE shall use reasonable efforts to correct and/or replace, at GTE's cost, any Billing Tape(s) containing an identified defect as soon as practicable after notification thereof; provided, however, that if the Billing Tape is unreadable the amounts under such Billing Tape and/or the corresponding Invoice shall not be due until thirty (30) days after GTE provides a new Billing Tape. Any amount due GTE by Reseller which is not paid in full by the due date thereof shall be subject to a late payment charge equal to the maximum interest rate permitted by applicable law from the due date thereof until paid. Any amounts required to be paid hereunder will be deemed paid when received, subject to collection, at the location designated by GTE on the invoice being paid. Nothing herein shall affect GTE's right to amend, modify, change or otherwise update its billing cycle or billing systems with ninety (90) days prior written notice to Reseller.

        7.5. Tariffs. Nothing herein shall require GTE to violate or prevent GTE's compliance with any tariff or other rate increase required by a government or regulatory agency or commission or judicial decree, in which case Reseller's rates for CTS rates may be subject to change in accordance with any such tariff or regulation. In the event that any of the CTS provided hereunder or the rates or other charges made therefor are currently subject, or at any time become subject, to any federal, state or local regulation, then the terms and conditions of this Agreement, including the charges set forth in Schedule 2, shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation. All non-conflicting terms and conditions of this Agreement shall remain valid and effective. Nothing in this Agreement shall be deemed (i) to require or preclude the use of tariff equivalent or tariff related charges or (ii) to provide or imply that such charges are or are not appropriate in the provision of CTS provided hereunder.

                         ARTICLE VIII
                TRADE NAME AND TRADEMARK

        8.1. GTE Marks. Reseller recognizes the right, title and interest of GTE and its Affiliates in and to all service marks, trademarks and trade names owned or licensed by GTE or its Affiliates ("Marks") and agrees not to engage in any activities or to commit any acts, directly or indirectly, which may contest, dispute or otherwise impair such right, title and interest of GTE or its Affiliates therein. Reseller agrees not to engage in any publicity, including any press release(s), regarding this Agreement, the terms and conditions hereof, or Reseller's resale of CTS from GTE in any of the Territories, without GTE's prior written approval. Reseller shall neither acquire, nor claim any right, title or interest in or to the said Marks through advertising and sale of the CTS or otherwise. Reseller acknowledges and agrees that it has no right, title or interest in any of the Marks. RESELLER IS PROHIBITED FROM THE USE OF ANY GTE MARKS IN ANY MANNER WITHOUT THE EXPRESS WRITTEN CONSENT OF GTE. Upon termination or expiration of this Agreement or this relationship, Reseller shall have no right to continue any use of a Mark, if consent had been previously granted. Reseller agrees to indemnify and hold harmless GTE from any and all claims, losses, damages or other expenses (including reasonable attorneys fees) which arise or result from Reseller's use of a Mark; provided, however, that this indemnification provision shall not apply to any claims, losses, damages or expenses caused by or resulting from allegations that the Marks violate the trademark or other intellectual property rights of any third party(ies).

                         ARTICLE IX
                WARRANTY AND LIMITATION OF LIABILITY

        9.1. No Warranty. GTE AND ITS AFFILIATES MAKE NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, CONCERNING THE FACILITIES OR THE CTS, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. IT IS INTENDED BY THE PARTIES THAT THIS SECTION SHALL APPLY TO RESELLER OR ANY OF RESELLER'S END USERS. Reseller expressly acknowledges that GTE shall have no liability except as provided in Section 11.7 of this Agreement for any failure, defects, malfunctions or errors in the Facilities or for the provision of CTS hereunder to Reseller or its End Users.

        9.2.  Indemnity.

                9.2.1. GTE shall not be liable for, and Reseller hereby indemnifies GTE and holds GTE harmless from, any and all damages, claims, actions, losses, and other expenses (including reasonable attorneys' fees) that may arise out of: (i) any action brought by an End User, (ii) any libel, slander, or infringement of copyright arising from the material transmitted over the Facilities by Reseller or an End User, (iii) any infringement of patents arising from combining or using apparatuses or systems of Reseller or an End User with the Facilities, (iv) any breach or violation of this Agreement by Reseller, (v) any breach of any of the representations made by Reseller in this Agreement, (vi) any inaccuracy or misrepresentation made by Reseller in connection with this Agreement, and (vii) any act or omission of Reseller in connection with Reseller's use or resale of CTS pursuant to this Agreement; provided, however, that this indemnification shall not apply where the damages, claims, actions, losses or other expenses are caused wholly or in material part by the gross negligence or willful misconduct of GTE, or GTE's agents or employees. The rights of GTE under this Section 9.2 are independent of, and in addition to, such rights and remedies as GTE may have at law or in equity or otherwise, including the right to seek specific performance, recession, or restitution.

                9.2.2. GTE hereby indemnifies Reseller and holds Reseller harmless from any and all damages, claims, actions, losses, and other expenses (including reasonable attorneys' fees) that may arise out of: (i) any breach or violation of this Agreement by GTE, (ii) any breach of any of the representations made by GTE in this Agreement, and (iii) any inaccuracy or misrepresentation made by GTE in connection with this Agreement.

        9.3. Limitation of Liability. NEITHER GTE NOR RESELLER SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY NATURE WHATSOEVER ARISING OUT OF OR RELATED TO ACTIONS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT. Except as provided in Section 11.7, GTE shall have no liability to Reseller or any End User for any loss or damages arising out of (i) mistakes, omissions, interruptions, errors, or defects in furnishing CTS, (ii) failures or defects in Facilities, or (iii) GTE's failure to maintain proper standards or maintenance and operation of the Facilities or to exercise reasonable supervision with respect to the operations of the Facilities.

        9.4. Facility Modifications. Reseller acknowledges that CTS is a rapidly changing industry and technology and as such GTE shall not be liable to Reseller or to the Reseller's End Users if changes in any of the Facilities, operations, equipment, procedures, or CTS: (a) render obsolete any equipment or software provided by Reseller or End User in conjunction with use of the CTS; (b) require modification or alteration of such equipment or software; or (c) otherwise affect the performance of such equipment or software. GTE will use reasonable efforts to give thirty (30) days advance written notice to Reseller of changes which GTE reasonably anticipates will result in the conditions described in (a) and (c).

        9.5. Privacy and Security of CTS. Reseller assumes sole responsibility for the selection and use of any codes or passwords as may be permitted or required for the use of the CTS by its End Users. GTE hereby discloses that neither it, nor its Affiliates, can guarantee the privacy or security of any transmission, including conversations utilizing CTS, and data.

                         ARTICLE X
                TERMINATION; EXPIRATION

        10.1. Default. In the event of a Default by one of the parties to this Agreement, the nondefaulting party may terminate this Agreement upon thirty (30) days notice to the Defaulting Party; provided, however, that such termination shall be immediate if the Default is based on a violation of any FCC rule or regulation that would adversely affect GTE's or its Affiliates' license in any Territory, and shall be effective upon three (3) days notice to the Defaulting Party if the financial protection provided to GTE under Section 5.13 is noticed for termination, is terminated, expires or in any manner becomes void or unenforceable (a "Void Financial Protection"). For any Default other than an FCC violation or a Void Financial Protection, the Defaulting Party shall have the right to cure such Default prior to the expiration of the thirty (30) day period; provided, however, that GTE may draw on the Letter of Credit provided by Reseller if Reseller has failed to pay any amounts due hereunder within fifteen (15) days of the due date of such amounts. For a Default premised upon a Void Financial Protection, the Defaulting Party shall have the right to cure such Default prior to the expiration of the three (3) day period.

        10.2 Post Termination/Expiration Transition. Fifteen (15) days after either termination or expiration of this Agreement has occurred, GTE may notify End Users by telephone or telephone intercept as to the method by which End Users may maintain CTS after the termination of this Agreement, unless Reseller has notified GTE of Reseller's intention to continue to provide cellular telephone service to its End Users. To the extent Reseller does not provide cellular telephone service to its End Users within twenty (20) days of such Reseller notification, GTE may contact such End Users to arrange for provision and continuance of CTS in the Territories; provided, however, if Reseller is in the process of transitioning its End Users. GTE shall not have the right to directly contact any End Users.
During any transition period the obligations of the parties hereunder shall survive for that limited transition period. Such transition period shall not exceed sixty (60) days unless mutually agreed to by the parties.

        10.3. Post Termination/Expiration Obligations. Upon termination or expiration, Reseller shall remain solely responsible for its obligations to End Users existing immediately prior to termination or any other charges incurred by Reseller or its End Users for CTS hereunder. Termination or expiration of this Agreement for any cause shall not release either party hereto from any liability which has already accrued to the other party hereto at the time of termination or expiration or which thereafter may accrue with respect to any act or omission prior to termination or expiration, or from any obligation which is expressly stated herein to survive termination or expiration; provided, however, that GTE may, without liability, cancel any previously accepted orders for Numbers which have not been connected prior to the giving or receiving of any notice of termination hereunder. GTE and Reseller agree to cooperate to enable all End Users to continue CTS with minimal disruption after termination; provided, that GTE shall be under no obligation to ensure that any End User is so able to continue to utilize CTS or to arrange for any transfer of equipment owned or leased by Reseller.

                         ARTICLE XI
                         MISCELLANEOUS

        11.1. Applicable Law. The validity, construction and performance of this Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia.


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
        11.2. Effects of Headings. Headings to articles and paragraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

        11.3. Rights of Setoff. Reseller agrees that GTE may, in its discretion, setoff any charges, fees or any other amounts owed to GTE by Reseller hereunder from any deposits or other
Financial Protections given to GTE by Reseller.

        11.4. Assignment. Neither this Agreement nor the rights nor obligations hereunder shall be assigned or delegated, in whole or in part, by Reseller to any other person, firm or corporation without the prior written consent thereto by GTE in its sole discretion; provided, however, that Reseller may assign this Agreement without such consent to any entity which Reseller controls, is controlled by, or is under common control with; or which results from any merger or consolidation with Reseller, provided that Reseller's assignee or successor assumes all of Reseller's obligations hereunder.

        11.5. Proprietary and Confidential Information. During the Term of this Agreement, either party may, but shall not be obligated to, disclose to the other information which is considered and designated to be proprietary, whether oral or written ("Confidential Information"). Except to the extent that disclosure by Reseller is required by applicable law, this Agreement and the Schedules attached hereto, are considered to be part of the Confidential Information. Without the disclosing party's express written consent, the other party may not disclose such Confidential Information to a third party provided, however, that if one of the parties receives or is served with any order, subpoena, legal demand or other request from any governmental agency, court or other legal forum to produce Confidential Information ("Request for Production"), such party will provide the other party with prompt notice of such Request for Production so that that party, at its expense, may seek a protective order or such other remedy to prevent production of the Confidential Information. If the Confidential Information is ultimately compelled, by a court or other legal forum which has authority, the disclosing party will not be in violation of this Section.
Upon termination or expiration of this Agreement, each party will, at the request of the other party, either erase the Confidential Information from any files maintained by such party or return the Confidential Information to the party. Each party agrees to protect and safeguard the confidentiality of the
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
respective Confidential Information to the same degree and extent as such party protects and safeguards its own Confidential Information. The term "Confidential Information" and the obligations attendant thereto shall not apply to information that
(i) as shown by reasonably documented proof, was in a party's possession prior to receipt thereof from the disclosing party;
(ii) as shown by reasonably documented proof, was received by one party in good faith from a third party not subject to a confidential obligation to the disclosing party; (iii) now is or later becomes publicly known through no breach of confidential obligation by the receiving party; (iv) is disclosed to a third party by the disclosing party without a similar nondisclosure restriction; (v) was developed by the receiving party without the developing person having access to any of the Confidential Information received from the other party; or (vi) is authorized in writing by the disclosing party to be released or is designated in writing by the disclosing party as no longer being confidential or proprietary. This provision shall survive for three (3) years after termination or expiration of this Agreement.

        11.6. Notices. Except as other vise provided in this Agreement, all notices required or permitted to be given hereunder shall be made by registered or certified mail, return receipt requested, or by an overnight mail service having a record of receipt and addressed as follows:

If to GTE:

GTE Mobile Communications Services Corporation
245 Perimeter Center Parkway
Atlanta, Georgia 30346
Attn.: Vice President - Marketing

If to Reseller:

Ameritel Communications, Inc.
6115 Jimmy Carter Blvd., Suite A
Norcross, Georgia 30071
Attn: President

        Either party hereto may change its address by providing notice of such address change to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been received five (5) days after mailing thereof, or when actually received, whichever occurs first.

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
        11.7 CTS Outages. Subject to the terms set forth herein, a credit allowance will be made, at the Reseller's request, in the form of a pro rata adjustment of the recurring charges billed by GTE for a period of total CTS outage that exceeds twenty four
(24) consecutive hours. Such credit allowance shall be Reseller's sole remedy and compensation for any such outage. For other than a total outage, a credit allowance, at rates for monthly access outlined in Schedule 2, will only be given to the Reseller for time actually credited to End Users by Reseller who are unable to place or receive calls due to a service-affecting interruption in excess of 24 hours. In the event the Reseller or an End User is affected by such interruption for a period of less than 24 continuous hours, no such adjustment shall be made. No adjustments shall be allowed for accumulating periods of uncontinuous interruption. Reseller's request for credit must be received by GTE in a form reasonably specified by GTE, within ten
( 10) business days following the end of the period of interruption. The credit allowance for CTS outage will be computed by dividing the duration of the service affecting interruption (measured in days from the time the interruption is reported to and confirmed by GTE) by 30 and multiplying the result by GTE's monthly recurring charges, for each interrupted Number. In no case shall the credit exceed the recurring charges for that period. No other liability shall attach to GTE as a result of such interruption to service. No credit allowance will be given for interruptions caused by the negligence or willful act of the Reseller or its End Users, power outages or other occurrences considered force majeure, or for interruptions caused by failure of equipment or service not provided by GTE.

        11.8. Force Majeure. The parties' performance under this Agreement shall be excused if such non-performance is due to labor difficulties, governmental orders, inability or delay in securing equipment, civil commotions, acts of nature, weather disturbances or adverse weather conditions, and other circumstances beyond the parties' reasonable control.

        11.9. Capacity Limitation. The parties recognize that unusual concentrations of usage may occur in certain locations. GTE shall incur no liability for its inability to provide adequate CTS hereunder if such liability is due to a lack of network capacity which results from the aforesaid usage concentration and nothing herein shall require GTE to expend any capital to insure capacity for Reseller's use of CTS.


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
        11.10. Severability. Any provision of this Agreement which is prohibited, unenforceable or is declared or found to be illegal, unenforceable or void, in any jurisdiction shall, as to such jurisdiction. be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        11.11. Waiver. The failure of either party to enforce, in any one or more instances, performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. The parties acknowledge that a waiver of any term or provision hereof may only be given by a written instrument executed by each party intended to be benefitted by the same.

        11.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all parties are not signatories to each counterpart.

        11.13. Amendments. This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by all of the parties hereto.

        11.14. Arbitration Required. Any dispute arising out of or related to this Agreement which cannot be resolved by negotiation shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The parties agree that any such arbitration shall be held in Atlanta, Georgia. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement and the ABA-AAA Code of Ethics for Arbitrators in Commercial
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Disputes.  The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make an award that provides for punitive or exemplary damages or any type of penalty. The Arbitrator's decision shall be final and binding.
The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

        11.15. Third Parties. Except as expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement.

        11.16. Entire Agreement. This Agreement, together with all Schedules and any other exhibits attached hereto and expressly made a part of this Agreement, shall constitute the entire agreement between the parties hereto provided and shall supersede all prior proposals, negotiations, understandings and agreements, whether oral or written.

        11.17. Survival. The obligations of either party set forth in Sections 5.15, 6.3, 7.4, 10.2, 10.3 and 11.3 shall survive termination or expiration of this Agreement in accordance with the terms of such Sections and for a period required to settle and resolve any outstanding charges or amounts owed under the Agreement. The obligations of either party set forth in Sections 9.1, 9.2, 9.3, 11.5 and 11.14 shall survive termination or expiration of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

GTE MOBILNET SERVICE CORP.           AMERITEL, INC.

By:  /s/ [Authorized Officer]        By:  /s/ [Authorized Officer]
Title:                               Title:
Date:   10/21/96                     Date:  10/21/96

                                 SCHEDULE 1
                                 TERRITORY

GTE Entity                                                 Territory
Chattanooga Cellular Telephone Company                     Chattanooga, TN
        Managing G.P. - GTE Mobilnet of
        Chattanooga II Incorporated
GTE Mobilnet of Birmingham Incorporated                    Birmingham, AL
GTE Mobilnet of Nashville Incorporated                     Nashville, TN
Memphis Cellular Telephone Company                         Memphis, TN
        Managing G.P. - GTE Mobilnet of
        Memphis Incorporated
GTE Mobilnet of Kentucky Incorporated                      Lexington, KY
GTE Mobilnet of Huntsville Incorporated                    Huntsville, AL
GTE Mobilnet of Hawaii Incorporated                        Hawaii
GTE Mobilnet of the South Incorporated                     Mobile, AL
GTE Mobilnet of Indiana Limited                            Indianapolis, IN
        Partnership G.P. - GTE Mobilnet
        of Indianapolis Incorporated

Subject to the parties agreeing upon rate plans and any other necessary terms or conditions required for other GTE Territories, the parties may add Territories under this Agreement.

                         SCHEDULE 2
                   RATES, CHARGES AND FEES

A.      FEES FOR ORDERS OF NUMBERS
        Reseller shall pay One Dollar ($1.00) for each Number provided by GTE. The initial set of Numbers must be no less than fifty (50) Numbers and each subsequent set must be no less than twenty (25) Numbers.

B.      ADMINISTRATIVE SERVICE FEES
        1. Number Status Changes. Reseller shall be obligated to pay a service fee of Fifteen Dollars ($15.00) for each and every activation, restoration, change, modification, deactivation or requested special call restriction (if such special call restriction is requested after the activation of a Number and not simultaneously with activation) (the "Activation Requests") for a Number. The Reseller must fax the form to the local market for any activation, restoration charge, modification deactivation, request for special call restoration, charge or modification of an ESN to a designated local market representative or in order to expedite and verify the Activation Requests, Reseller may use a terminal compatible with the computer system of GTE to transmit notices to GTE for Number status changes and to employ persons proficient in operating such terminal in conjunction with the required computer system and GTE has the right to change or modify its system. Subsequent to an Activation, if for any reason Reseller requests a change or modification of an ESN in connection with, or for, a prior activation or a currently active Number, Reseller will be charged Two Dollars ($2.00) for such change or modification.

        2. Billing Tape. Reseller shall pay GTE an amount equal to One Hundred Dollars ($100) for each Billing Tape provided to
Reseller.

        3. Fee for Low Monthly Volume. To the extent Reseller does not meet and maintain the minimum cumulative level volume of active Numbers for the Territory(ies) to be measured at the end of each month, Reseller shall be required to pay the monthly fee set forth below. Reseller shall have six (6) months from the date of the first End User activation before GTE shall enforce this fee.

One Territory                    Two Territories                  Three or More Territories
Number          Monthly Fee      Number          Monthly Fee      Number          Monthly Fee
000-099         $2,500           000-139         $3,500           000-159         54,000
100- 199        $2,000           140-279         $2,800           160-319         $3,200
200-299         $1,500           280-419         $2,100           320-479         $2,400
300-399         $1,000           420-559         $1,400           480-639         $1,600
400-499         $500             560-699         $700             640-799         $800
>500            $0               >700            $0               >800            $0

C.      ACCESS, PER MINUTE CHARGE FOR CTS AS SELECTED BY RESELLER*

        Reseller shall pay GTE for usage of CTS per Number in the Territories pursuant to the attached Rate Schedules. Such charges include access to the wireline telephone network. Any monthly charges shall be prorated based on the date of activation and calculated on a thirty day month in accordance with GTE's billing cycle.

D.      OTHER SERVICES*

        Reseller shall pay GTE the following monthly amounts for Other Services purchased by Reseller or its End Users. Such charges are per Number, per month. Charges for CTS used with such Other Services remain as provided for in this Schedule.

        a.      No-Answer Transfer               $ Varies by Territory

                Allows an End User to redirect calls to another telephone number when the Cellular Telephone fails to acknowledge a call or remains unanswered.

        b.      Busy Transfer            $ Varies by Territory

                Allows an End User to redirect calls to another telephone number when their cellular telephone is busy.

        c.      Call Forwarding                  $ Varies by Territory

                Allows an End User to redirect calls intended for their Cellular Telephone to another telephone number.

        d.      Call Waiting                     $ Varies by Territory

                Allows an individual End User currently engaged in a call to be alerted that another incoming call has been received.

        e.      Three-Way Calling                $ Varies by Territory

                Allows an End User to add a third party to an existing call.

        f.      Voice Mail Basic                 $ Varies by Territory

                Allows End User to have a voice mail system.

        g.      Voice Mail Enhanced              $ Varies by Territory

                Allows End User to have an enhanced voice mail system.

E.      Call Restriction Services*

        To the extent call restrictions are made at time of activation, no charge will be assessed for this service; however, if the request is made subsequent to activation, a Fifteen
Dollars ($15.00) service charge will be owed to GTE by Reseller.

        a.      International Call Denial

                No 001+ or 01+ access allowed.

        b.      Operator Assisted Denial

                No 0+ access allowed.

        c.      Toll Denial

                No 1+ access allowed.

        d.      Local Service Area Only

                Calling within the Territory only.

        e.      Local NPA (Area Code)

                No 1+ calls may be completed outside the local area code.

        f.      Incoming Only

                No outgoing calls will be completed.

        g.      Outgoing only

                No incoming calls will be completed.

* For any regulated Territory, Reseller may only sell from the tariffed rates filed with the appropriate authority, including but not limited to, the Other Services and Call
        Restriction Services.*

                         Schedule 2(c)
OTHER SERVICES WHOLESALE PRICING  (AS OF 10/11/96)

                         Nashville       Memphis         Chattanooga      Louisville      Lexington
No Answer Transfer       $1.00           $1.00           $1.00            $1.00           $1.00
Busy Transfer            $1.00           $1.00           $1.00            $1.00           $1.00
Call Forwarding          $1.00           $1.00           $1.00            $1.00           $1.00
Call Waiting             $1.00           $1.00           $1.00            $1.00           $1.00
3-Way Calling            $1.00           $1.00           $1.00            $1.00           $1.00
Basic Voice Mail         $3.95           $3.95           $3.95            $3.95           $3.95
Basic+ Voice Mail        $6.95           $6.95           $6.95            $6.95           $6.95
Enhanced Voice Mail      $9.95           $9.95           $9.95            $9.95           $9.95

                         Birmingham      Mobile          Huntsville       Indianapolis    Hawaii
No Answer Transfer       $1.50           $0.50           $1.50            $0.50           $0.50
Busy Transfer            Not Avail.      Not Avail.      Not Avail.       $0.50           $0.50
Call Forwarding          $1.50           $0.50           $1.50            $0.50           $0.50
Call Waiting             $1.50           $0.50           $1.50            $0.50           $0.50
3-Way Calling            $1.50           $0.50           $1.50            $0.50           $0.50
Basic Voice Mail         $2.95           $2.95           $2.95            $4.95           $2.00
Basic+ Voice Mail        $4.95           $4.95           $4.95
Enhanced Voice Mail      $7.95           $7.95           $7.95            $6.95           $5.00


                         Schedule 2(c)

ACCESS AND AIRTIME USAGE RATE SCHEDULE           CONFIDENTIAL
                                                 10/14/96
CHATTANOOGA, TN MARKET
                Component        Component
                One              Two
Access          $11.00           $13.45          Monthly
Peak            $0.215           $0.170          per Minute
Off-Peak        $0.100           $0.085          per Minute
Weekend         $0.100           $0.085          per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            1900            Peak
                         1900            2400            Off-Peak

        Weekends         1900            0700            Weekend
                         Friday          Monday

        Holidays         0000            2400            Weekend

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                                     CONFIDENTIAL
Volume Discount Schedule                         8/27/96
East Tennessee Market
Monthly MOUs             Discount
 20,000                  1%
 70,000                  2%
210,000                  3%
490,000                  4%
770,000                  5%
PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet.
Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.)
Discount is from monthly reoccurring charges (access) and airtime charges.
The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)

ACCESS AND AIRTIME USAGE RATE SCHEDULE      CONFIDENTIAL
                                                 10/14/96
BIRMINGHAM MARKET

                Component        Component       Component
                One              Two             Three
Access          $11.05           $16.15          $19.13           Monthly
Peak            $0.298           $0.196          $0.170           per Minute
Off-Peak        $0.298           $0.196          $0.170           per Minute
                         Start           End             Applicable Rate*
        Weekdays         0000            0700            Off-Peak
                         0700            2000            Peak
                         2000            2400            Off-Peak

        Weekends         2000            0700            Off-Peak
                         Friday          Monday

        Holidays         0000            2400            Off-Peak

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                                     CONFIDENTIAL
Volume Discount Schedule                         8/27/96
Birmingham Market
Monthly MOUs             Discount
 12,000                  1%
 40,000                  2%
125,000                  3%
290,000                  4%
450,000                  5%

PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges.
The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)

ACCESS AND AIRTIME USAGE RATE SCHEDULE        CONFIDENTIAL
                                                 10/14/96
NASHVILLE, TN MARKET

                Component        Component
                One              Two
Access          $10.70           $13.02          Monthly
Peak            $0.205           $0.177          per Minute
Off-Peak        $0.093           $0.070          per Minute
Weekend         $0.093           $0.070          per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            1900            Peak
                         1900            2400            Off-Peak

        Weekends         1900            0700            Weekend
                         Friday          Monday

        Holidays         0000            2400            Weekend

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                                     CONFIDENTIAL
Volume Discount Schedule                         8/27/96
Central Tennessee Market
Monthly MOUs             Discount
   32,000                1%
  110,000                2%
  330,000                3%
  760,000                4%
1,200,000                5%

PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)
ACCESS AND AIRTIME USAGE RATE SCHEDULE      CONFIDENTIAL
                                             10/14/96
MEMPHIS, TN MARKET

                Component        Component
                One              Two
Access          $11.00           $13.25          Monthly
Peak            $0.240           $0.220          per Minute
Off-Peak        $0.100           $0.090          per Minute
Weekend         $0.100           $0.090          per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            1900            Peak
                         1900            2400            Off-Peak

        Weekends         1900            0700            Weekend
                         Friday          Monday

        Holidays         0000            2400            Weekend

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                                     CONFIDENTIAL
Volume Discount Schedule                         8/27/96
West Tennessee Market
Monthly MOUs             Discount
 16,000                  1%
 55,000                  2%
160,000                  3%
370,000                  4%
590,000                  5%

PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                  Schedule 2(c)

ACCESS AND AIRTIME USAGE RATE SCHEDULE     CONFIDENTIAL-10/14/96

LEXINGTON MARKET

                Component        Component
                One              Two
Access          $12.00           $14.25          Monthly
Peak            $0.205           $0.170          per Minute
Off-Peak        $0.095           $0.080          per Minute
Weekend         $0.095           $0.080          per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            1900            Peak
                         1900            2400            Off-Peak

        Weekends         1900            0700            Weekend
                         Friday          Monday

        Holidays         0000            2400            Weekend

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

                           Schedule 2(c)

ACCESS AND AIRTIME USAGE RATE SCHEDULE    CONFIDENTIAL-10/14/96
LOUISVILLE MARKET

                Component        Component
                One              Two
Access          $12.00           $14.25          Monthly
Peak            $0.205           $0.170          per Minute
Off-Peak        $0.095           $0.080          per Minute
Weekend         $0.095           $0.080          per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            1900            Peak
                         1900            2400            Off-Peak

        Weekends         1900            0700            Weekend
                         Friday          Monday

        Holidays         0000            2400            Weekend

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                             CONFIDENTIAL
Volume Discount Schedule                 8/27/96
Kentucky Market
Monthly MOUs             Discount
 14,000                  1%
 45,000                  2%
140,000                  3%
320,000                  4%
500,000                  5%

PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)

ACCESS AND AIRTIME USAGE RATE SCHEDULE    CONFIDENTIAL-10/15/96
HUNTSVILLE MARKET

                Component        Component       Component
                One              Two             Three
Access          $12.50           $18.00          $22.00           Monthly
Peak            $0.330           $0.230          $0.190           per Minute
Off-Peak        $0.330           $0.230          $0.190           per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            2000            Peak
                         2000            2400            Off-Peak

        Weekends         2000            0700            Off-Peak
                         Friday          Monday

        Holidays         0000            2400            Off-Peak

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                                     CONFIDENTIAL
Volume Discount Schedule                         8/27/96
Huntsville Market
Monthly MOUs             Discount
  6,500                  1%
 20,000                  2%
 65,000                  3%
150,000                  4%
240,000                  5%

PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)
ACCESS AND AIRTIME USAGE RATE SCHEDULE     CONFIDENTIAL Jul-96
HAWAII MARKET

                Component One
Access          $10.00           Monthly
Peak            $0.170           per Minute
Off-Peak        $0.170           per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0700            Off-Peak
                         0700            1900            Peak
                         1900            2400            Off-Peak

        Weekends         0000            2400            Off-Peak
                         Friday          Monday

        Holidays         0000            2400            Off-Peak

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                             CONFIDENTIAL
Volume Discount Schedule                 8/27/96
Hawaii Market
Monthly MOUs             Discount
  4,750                   1%
 16,000                   2%
 47,500                   3%
110,000                   4%
175,000                   5%
245,000                   6%
350,000                   7%
460,000                   8%
650,000                   9%
800,000                  10%
PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)
ACCESS AND AIRTIME USAGE RATE SCHEDULE CONFIDENTIAL-10/14/96
MOBILE MARKET

                Component        Component
                One              Two
Access          $11.00           $13.45          Monthly
Peak            $0.210           $0.175          per Minute
Off-Peak        $0.095           $0.085          per Minute
Weekend         $0.095           $0.085          per Minute
                         Start           End             Applicable Rate *
        Weekdays         0000            0600            Off-Peak
                         0600            2000            Peak
                         2000            2400            Off-Peak

        Weekends         2000            0600            Off-Peak
                         Friday          Monday

        Holidays         0000            2400            Off-Peak

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet                             CONFIDENTIAL
Volume Discount Schedule                 8/27/96
Mobile Market
Monthly MOUs             Discount
  6,000                  1%
 20,000                  2%
 60,000                  3%
140,000                  4%
225,000                  5%
PLAN GUIDELINES:
Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Schedule 2(c)
ACCESS AND AIRTIME USAGE RATE SCHEDULE        CONFIDENTIAL Sep-96
INDIANAPOLIS MARKET (includes Bloomington, Anderson, Muncie,
Lafayette & Kokomo MSAs)

                        Component       Component        Component
                        One             Two              Three
Access                  $10.340         $13.160          $17.860      Monthly
Peak                    $0.494          $0.268           $0.183       per Minute
Off-Peak                $0.494          $0.160           $0.141       per Minute
Nights & Weekend        $0.494          $0.094           $0.094
                         Start           End             Applicable Rate *
        Weekdays         0000            0600            Nights & Weekends
                         0600            0700            Off-Peak
                         0700            1900            Peak
                         1900            2100            Off-Peak
                         2100            2400            Nights & Weekends

        Weekends         0000            2400            Nights & Weekends

        Holidays         0000            2400            Nights & Weekends

* The hours designated for the applicable rates above represent
GTE's current business practice and may be modified to the extent they are modified in the ordinary course of GTE's business.

GTE Mobilnet-Volume Discount Schedule        CONFIDENTIAL
Indianapolis Market                          8/27/96
Monthly MOUs             Discount
   28,000                 1%
   93,000                 2%
  278,000                 3%
  649,000                 4%
1,019,000                 5%
1,529,000                 6%
2,294,000                 7%
3,211,000                 8%
PLAN GUIDELINES: Reseller must have an executed and valid resellers agreement/ contract with GTE Mobilnet. Reseller must achieve monthly requirement for two consecutive quarters. The first quarter is a qualifying quarter. Rebate begins second consecutive quarter of achieving monthly monthly requirement. (Quarters and months are based on billing months, not calendar quarters.) Discount is from monthly reoccurring charges (access) and airtime charges. The program involves a rebate. A check will be mailed to the reseller 45 - 60 days after the end of the billing quarter. This rebate will not be paid if the reseller has a balance greater than 60 days, instead the rebate will be applied toward the outstanding balance.

                         Exhibit A
        [Form of Draft]  STANDBY LETTER OF CREDIT
                                 __________, 199_
Reference No.:

Place of Expiration:     [Name and address of Issuer]

Date of Expiration:

Applicant:    [Name and address of Reseller]

Beneficiary:             GTE Mobilnet Service Corp.
                         245 Perimeter Center Parkway
                         Atlanta, Georgia 30346
                         Attn: Vice President - Marketing

Ladies and Gentlemen:

1. The undersigned hereby establishes its irrevocable Letter of Credit in your favor for United States $[enter amount set forth in Section 5.13 of the Reseller Agreement] available by presentation of your drafts at sight drawn on [Name and address of Issuer], which drafts shall be in the form attached hereto as Exhibit A.

2. Drafts must indicate the number and date of this Letter of Credit and must be accompanied by the following documents:

        (i) affidavit, executed by the Vice President-Marketing of GTE Mobilnet Service Corp., stating that [Reseller] is in default of payments due under that certain Reseller Agreement, dated __________, 199_, by and between [Reseller] and GTE
Mobilnet Service Corp., and the GTE entities set forth on
Schedule 1 attached to said Reseller Agreement.

        (ii)      a photocopy of the Reseller Agreement, and
        (iii)  this original Letter of Credit.

3. The undersigned hereby engages with you that all drafts drawn under, and in compliance with, the terms of this Letter of Credit, will be duly honored if drawn and presented for payment at the address set forth above on or before the expiration date of this Letter of Credit.

4. The undersigned has caused this Letter of Credit to be duly executed on behalf of the undersigned by its duly authorized representative, as of the date first written above.

                         Sincerely,
                         [Name of Issuer]
                         By: _____________________________
                         Name: ___________________________
                         Title:___________________________

                                                 Atlanta, Georgia
                                                 __________, 199_
Pay to GTE Mobilnet Service Corp. ____________________ Dollars
($________).


                         GTE Mobilnet Service Corp.

                         By: __________________________________

                         Name: ________________________________

                         Title: _______________________________


Letter of Credit Reference No. ___________
Date of Letter of Credit: __________, 199_

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                         Exhibit B

                         FORM OF SURETY BOND

Bond Number - __________

KNOW ALL MEN BY THESE PRESENTS:

        THAT WE,      (Reseller)      as Principal (the
"Principal"), and XYZ Company, Corporation duly organized under the law of the State of ________ and duly authorized to conduce and carry on a surety business in the State of ________ as surety (the "Surety"), acknowledge ourselves to be indebted and firmly bound unto GTE Mobilnet Service Corp., a Delaware corporation ("GTE"), and the GTE entities set forth on Schedule 1 attached hereto and incorporated herein by this reference, as obligees (the "Obligees"), in the penal sum of [amount referenced in
Section 5.13 of the Reseller Agreement] Dollars ($________), for the payment of which sum, well and truly to be made, the Principal and the Surety, do hereby bind ourselves, our heirs, executors, administrators, successors, and assigns, jointly and severally, firmly by these presents.

THE CONDITION OF THE ABOVE OBLIGATION IS SUCH;

        WHEREAS, the Principal by written agreement, dated ________, 199_, entered into a Reseller Agreement (the "Reseller
Agreement") with the Obligees whereby Principal agreed to market and sell cellular telephone service within the Territories (as defined in the Reseller Agreement) through the use of the cellular system owned by GTE and/or its Affiliates (as defined in the Reseller Agreement);

        WHEREAS, pursuant to the Reseller Agreement, Principal agreed to pay promptly therefor each bill presented to Principal by GTE, in accordance with the terms of the Reseller Agreement, and to otherwise abide by the terms and conditions as set forth in the Reseller Agreement; and

        WHEREAS, by this reference the Reseller Agreement is made a part of this Surety Bond, and all capitalized terms not otherwise defined herein shall have the meanings set forth in the Reseller
Agreement,

        NOW, THEREFORE, if Principal promptly and faithfully performs all of its obligations in the Reseller Agreement, and
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any renewals or extensions thereof, and pays all invoices for any fees, charges, and other amounts as set forth in the Reseller Agreement (including, but not limited to, all CTS access, usage, toll calls, directory listings, custom calling charges, network services, cellular network usage, Roaming service charges, 900 call and directory assistance) with respect to any CTS during the term of the Reseller Agreement, including any charges incurred or losses sustained due to Fraudulent Activities, then this Surety Bond shall be null and void; otherwise, it shall remain in full force and effect. No right of action shall accrue under this bond to or for the use of any person other than said Obligee.

        THE SURETY may cancel this Surety Bond at any time by filing ninety (90) days written notice of its desire to be relieved of liability, said notice to be filed at the following address.

        GTE Mobilnet Service Corp.
        245 Perimeter Center Parkway
        Atlanta, Georgia 30346
        Attn.: Vice-President - Marketing

The Surety shall not be discharged from any liability already accrued under this Surety Bond, or which shall accrue under this Surety Bond before the expiration of said ninety (90) day period. The Surety hereby waives notice of any alteration or extension of the term of the Reseller Agreement.

        IN WITNESS HEREOF, the parties have caused their respective authorized representatives to execute and seal this Surety Bond, this __day of ________, 199_.

PRINCIPAL                                SURETY
[Name of Reseller]                       XYZ Insurance Company

By: _________________                    By: _________________

Name: _______________                    Name: _______________

Title: ______________                    Title: ______________


Mailing Address of Surety Co.

____________________
____________________
____________________